UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[_]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 8.01 Other Events

On April 3, 2014, Guaranty Federal Bancshares, Inc. (the “Company”) received approval from the Board of Governors of the Federal Reserve System to redeem the Company’s Series A Preferred Stock. The Company currently has outstanding 12,000 shares of Series A Preferred Stock. The shares have a liquidation preference of $1,000 per share and carry a coupon rate of 9.0% per annum. The Series A Preferred Stock was originally issued to the U.S. Department of the Treasury in January 2009 as part of their Troubled Asset Relief Program’s Capital Purchase Program and was sold to other investors in April 2013 through a public auction.

During the second quarter of 2014, the Company intends to repurchase all of the outstanding Series A Preferred Stock through the exercise of the redemption right under the terms of the Series A Preferred Stock. The Company will provide the holders of the Series A Preferred Stock with a formal notice of redemption and will work with the holders of the Series A Preferred Stock to effect the redemption as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:	/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: April 4, 2014